UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 6, 2017

WestRock Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37484	47-3335141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 South 5th Street, Richmond, VA 23219
(Address of Principal Executive Offices) (Zip Code)

(804) 444-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 6, 2017, WestRock Company (“WestRock”) completed the previously announced sale of its home, health and beauty business, pursuant to the terms of a purchase agreement (the “Purchase Agreement”), dated January 23, 2017, by and among WestRock and WestRock MWV, LLC (“Seller”) and Silgan Holdings LLC and certain of its affiliates (“Buyers”). At the closing, Buyers acquired from Seller all of the issued and outstanding shares of capital stock or other equity interests of WestRock Dispensing Systems Hemer GmbH, WestRock Dispensing Systems Milano S.r.l, WestRock Dispensing Systems Vicenza S.r.l, WestRock Dispensing Systems R&D Netherlands B.V., WestRock Dispensing Systems Barcelona S.L., Mead Packaging International, LLC and WestRock Slatersville, LLC and their respective subsidiaries for a purchase price of $1,025,000,000 in cash, subject to post-closing adjustments.

The information set forth in item 1.01 of the current report on Form 8-K filed by WestRock with the Securities and Exchange Commission on January 23, 2017 is incorporated by reference into this item.

On April 6, 2017, WestRock issued a press release announcing the closing of the transaction. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

    (c)   Exhibits

            99.1    Press release dated April 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WestRock Company

Date: April 6, 2017	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice President, General Counsel and Secretary